UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2007

General Cable Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

On December 19, 2007, at the request of Gregory B. Kenny, President and Chief Executive Officer and a Director, and under authority from the Board’s Compensation Committee, General Cable Corporation (“General Cable”) entered into a Termination Agreement (the “Termination Agreement”), which terminates Mr. Kenny’s existing employment agreement and change-in-control agreement with General Cable effective December 31, 2007.  Mr. Kenny’s employment agreement was entered into on October 18, 1999 with a three-year term subject to one-year extensions and has been amended since that date principally to reflect changes in his officer positions and responsibilities.  Mr. Kenny’s change-in-control agreement was entered into on October 18, 1999 and was amended and restated on April 28, 2000.  In addition to terminating Mr. Kenny’s employment and change-in-control agreements, the Termination Agreement provides that Mr. Kenny will receive a salary and incentive compensation as determined by the Board’s Compensation Committee as well as employee benefits which similarly situated General Cable employees are eligible to receive.  Those benefits will be subject to the terms of the applicable General Cable plan or program and include the General Cable Corporation Executive Officer Severance Benefit Plan effective January 1, 2008 (“Severance Plan”).  Mr. Kenny also agreed in the Termination Agreement to certain noncompetition and nonsolicitation provisions.  This summary of the material terms of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

On December 19, 2007, at the request of Robert J. Siverd, Executive Vice President, General Counsel and Secretary, and under authority from the Board’s Compensation Committee, General Cable entered into a Termination Agreement (the “Siverd Termination Agreement”), which terminates Mr. Siverd’s existing employment agreement and change-in-control agreement with General Cable effective December 31, 2007.  Mr. Siverd’s employment agreement was entered into on October 18, 1999 with a three-year term subject to one-year extensions and has been amended since that date principally to reflect changes in his position and responsibilities.  Mr. Siverd’s change-in-control agreement was entered into on October 18, 1999 and was amended and restated on April 28, 2000.  In addition to terminating his employment and change-in-control agreements, the Siverd Termination Agreement provides that Mr. Siverd will receive a salary and incentive compensation as determined by the Board’s Compensation Committee as well as employee benefits which similarly situated General Cable employees are eligible to receive.  Those benefits will be subject to the terms of the applicable General Cable plan or program, including the Severance Plan.  Mr. Siverd also agreed in his Termination Agreement to certain noncompetition and nonsolicitation provisions.  This summary of the material terms of the Siverd Termination Agreement is qualified in its entirety by reference to that Agreement, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

On December 19, 2007, Brian J. Robinson, Senior Vice President and Chief Financial Officer, entered into a Novation Agreement with General Cable (the “Novation Agreement”) effective December 31, 2007, under which Mr. Robinson releases his right to receive severance payments under his Letter Agreement of September 14, 2003, in exchange for participation under the Severance Plan.  Mr. Robinson also agreed in his Novation Agreement to certain noncompetition and nonsolicitation terms set forth in that Novation Agreement.  This summary of material terms of the Novation Agreement is qualified in its entirety by reference to the

Novation Agreement, a copy of which is filed as Exhibit 10.3 to this Report and incorporated herein by reference.

Item 5.02 (e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided under Item 1.02 above is incorporated herein by reference.

On December 18, 2007, General Cable’s Board of Directors on recommendation of the Board’s Compensation Committee adopted the General Cable Corporation Executive Officer Severance Benefit Plan effective January 1, 2008 (“Severance Plan”).  The Severance Plan generally covers employees of General Cable Corporation with the position of Executive Vice President or above and any person who is a named executive officer under the proxy regulations of the Securities and Exchange Commission.  Participants will include Mr. Kenny, Mr. Siverd, Mr. Robinson and other U.S.-based Executive Vice Presidents.  The Severance Plan provides for cash severance and other benefits in case of a defined involuntary termination or a change-in-control as set forth in the Severance Plan document.  Mr. Kenny’s and Mr. Siverd’s potential benefits under the Severance Plan reflect a reduction from the comparable benefits provided in their employment and change-in-control agreements, which they are voluntarily agreeing to terminate.  In addition, the Severance Plan may generally be amended or terminated at any time by General Cable with the approval of the Board’s Compensation Committee.

This summary of the material terms of the Severance Plan is qualified in its entirety by the terms of the Severance Plan, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

9.01  Financial Statements and Exhibits

Exhibit No.

Description

10.1

Gregory B. Kenny Termination Agreement, dated December 19, 2007

10.2

Robert J. Siverd Termination Agreement dated December 19, 2007

10.3

Brian J. Robinson Novation Agreement dated December 19, 2007

10.4

General Cable Corporation Executive Officer Severance Benefit Plan effective January 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date:

December 21, 2007

By:   /s/ Robert J. Siverd

Name:

Robert J. Siverd

Title:

Executive Vice President

General Counsel and Secretary